Exhibit 99.1

Definitive Healthcare Reports Financial Results for Fourth Quarter and Full Fiscal Year 2023

Fourth quarter revenue grew 9% year-over-year to $65.9 million

Full year 2023 revenue grew 13% year-over-year to $251.4 million

Framingham, MA (February 28, 2024) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights:

•
Revenue was $65.9 million, an increase of 9% from $60.6 million in Q4 2022.

•
Net (Loss) Income was ($13.4) million, or (20)% of revenue, compared to $5.9 million, or 10% of revenue in Q4 2022.

•
Adjusted Net Income was $10.6 million, compared to $10.3 million in Q4 2022.

•
Adjusted EBITDA was $19.8 million, or 30% of revenue, compared to $17.0 million, or 28% of revenue in Q4 2022.

•
Cash Flow from Operations was $4.7 million in the quarter.

•
Unlevered Free Cash Flow was $11.1 million in the quarter.

Full Year 2023 Financial Highlights:

•
Revenue was $251.4 million for the year, an increase of 13% from $222.7 million for the full year 2022.
•
Net Loss was ($289.6) million, or (115)% of revenue, compared to ($24.2) million, or (11)% of revenue for the full year 2022.
•
Adjusted Net Income was $46.7 million, compared to $35.4 million for the full year 2022.
•
Adjusted EBITDA was $74.5 million, or 30% of revenue, compared to $63.7 million, or 29% of revenue for the full year 2022.
•
Cash Flow from Operations was $41.2 million for the full year 2023.
•
Unlevered Free Cash Flow was $68.6 million for the full year 2023.

“We are pleased with our performance in 2023. We delivered double-digit revenue growth year-over-year in a difficult macro environment, along with 30% full-year adjusted EBITDA margin, for Rule of Forty performance,” said Jason Krantz, Founder, Executive Chairman, and Interim CEO of Definitive Healthcare. “At the same time, we continued to make investments in innovative products that will help us continue to drive long term growth and profitability for our shareholders.”

Recent Business and Operating Highlights:

Customer Wins

In the fourth quarter, Definitive Healthcare grew its enterprise client base by 28, or 5% year-over-year, ending the quarter with 565 enterprise customers, defined as those customers with more than $100,000 in annual recurring revenue. Customer wins included:

•
A Swiss robotics company, focused on minimally invasive surgery, plans to utilize our platform across their sales and marketing organization to create a game plan for entering the U.S. market by identifying and targeting the most valuable opportunities for their products within the surgery center, hospital, and individual physician market.
•
A New Jersey-based biopharma company, focused on oncology therapies for patients with limited treatment options, selected our Monocl platform to help their marketing and Medical Affairs teams grow their Key Opinion Leader network to support the launch of a new combination therapy to treat patients with liver cancer.
•
One of the largest not-for-profit, integrated health care systems based in Massachusetts, selected our new Populi platform to help them build their physician network by analyzing diagnoses and procedure volumes in their markets, physician referral patterns, and service line utilization.
•
A global leader in commercial real estate commercial services and investment selected Definitive Healthcare to help them map out their clients’ market opportunities including specific pain points by geography. Additionally, they’re integrating our data into their Snowflake instance which is an integration partnership that we launched last year that reinforces our goal of becoming heavily integrated into our clients’ workflow.

Business Outlook

Based on information as of February 28, 2024, the Company is issuing the following financial guidance. This guidance includes the effect of the acquisition of the Carevoyance product suite.

First Quarter 2024:

•
Revenue is expected to be in the range of $63.0 – $65.0 million, a 6-10% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $18.0 – $19.0 million.
•
Adjusted EBITDA is expected to be in the range of $19.5 – $20.5 million.
•
Adjusted Net Income is expected to be $12.0 – $13.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.07 – $0.08 per share on approximately 157.4 million weighted-average shares outstanding.

Full Year 2024

•
Revenue is expected to be in the range of $263.0 – $269.0 million, a 5-7% increase from the prior year at the midpoint.
•
Adjusted Operating Income is expected to be in the range of $78.0 – $82.0 million.
•
Adjusted EBITDA is expected to be in the range of $84.0 – $88.0 million.
•
Adjusted Net Income is expected to be $59.0 – $63.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.37 – $0.40 per share on approximately 159.3 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call on February 28, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through March 28, 2024 at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our competitive position, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities; global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, high interest rates, volatility in the capital markets and related market uncertainty; the impact of challenging macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related depreciation and amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, recurring income tax benefit, foreign currency (loss) gain, and tax effects of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.
Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	130,976	146,934
Short-term investments	177,092	184,939
Accounts receivable, net	59,249	58,799
Prepaid expenses and other assets	13,120	12,686
Deferred contract costs	13,490	10,387
Total current assets	393,927	413,745
Property and equipment, net	4,471	4,464
Operating lease right-of-use assets, net	9,594	9,681
Other assets	2,388	4,683
Deferred contract costs, net of current portion	17,320	14,596
Intangible assets, net	323,121	350,722
Goodwill	1,075,080	1,324,733
Total assets	$1,825,901	$2,122,624
Liabilities and Equity
Current liabilities:
Accounts payable	5,787	3,948
Accrued expenses and other liabilities	51,529	26,855
Deferred revenue	97,377	99,692
Term loan	13,750	8,594
Operating lease liabilities	2,239	1,521
Total current liabilities	170,682	140,610
Long-term liabilities:
Deferred revenue	9	236
Term loan	242,567	255,765
Operating lease liabilities	9,372	9,969
Tax receivable agreements liability	127,000	155,111
Deferred tax liabilities	67,163	75,737
Other liabilities	9,934	3,251
Total liabilities	626,727	640,679

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 116,562,252 and 105,138,273 shares issued and outstanding at December 31, 2023 and 2022, respectively	117	105
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,762,700 and 39,168,047 shares issued and outstanding, respectively, at December 31, 2023, and 50,433,101 and 48,923,952 shares issued and outstanding, respectively, at December 31, 2022	—	—
Additional paid-in capital	1,086,581	970,207
Accumulated other comprehensive income	2,109	3,668
Accumulated deficit	(227,450)	(25,062)
Noncontrolling interests	337,817	533,027
Total equity	1,199,174	1,481,945
Total liabilities and equity	$1,825,901	$2,122,624

Definitive Healthcare Corp.
Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$65,932	$60,599	$251,415	$222,653
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,447	7,149	34,740	25,866
Amortization	3,066	2,646	12,742	16,759
Gross profit	53,419	50,804	203,933	180,028
Operating expenses:
Sales and marketing (1)	23,605	23,523	94,534	89,585
Product development (1)	11,569	10,129	42,441	34,890
General and administrative (1)	16,567	16,121	58,861	51,561
Depreciation and amortization	9,935	10,040	39,008	40,145
Transaction, integration, and restructuring expenses	1,823	1,528	11,489	7,890
Goodwill impairment	—	—	287,400	—
Total operating expenses	63,499	61,341	533,733	224,071
Loss from operations	(10,080)	(10,537)	(329,800)	(44,043)
Other (expense) income, net:
Interest expense, net	(125)	(1,483)	(1,559)	(8,413)
Other (expense) income, net	(1,982)	863	23,179	10,579
Total other (expense) income, net	(2,107)	(620)	21,620	2,166
Loss before income taxes	(12,187)	(11,157)	(308,180)	(41,877)
(Provision for) benefit from income taxes	(1,175)	17,044	18,553	17,698
Net (loss) income	(13,362)	5,887	(289,627)	(24,179)
Less: Net loss attributable to noncontrolling interests	(3,129)	(3,978)	(87,239)	(16,957)
Net (loss) income attributable to Definitive Healthcare Corp.	$(10,233)	$9,865	$(202,388)	$(7,222)
Net (loss) income per share of Class A Common Stock:
Basic	$(0.09)	$0.09	$(1.79)	$(0.07)
Diluted	$(0.09)	$0.06	$(1.79)	$(0.07)
Weighted average Common Stock outstanding:
Basic	116,418,495	105,082,585	112,764,537	101,114,105
Diluted	116,418,495	154,006,454	112,764,537	101,114,105

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$267	$244	$1,097	$942
Sales and marketing	3,110	2,446	11,407	13,508
Product development	3,572	2,504	13,138	7,805
General and administrative	6,305	6,230	23,097	14,179
Total equity-based compensation expense	$13,254	$11,424	$48,739	$36,434

Definitive Healthcare Corp.
Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flows provided by (used in) operating activities:
Net (loss) income	$(13,362)	$5,887	$(289,627)	$(24,179)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	562	472	1,953	2,193
Amortization of intangible assets	12,439	12,214	49,797	54,711
Amortization of deferred contract costs	3,488	2,542	12,963	8,816
Equity-based compensation	13,254	11,424	48,739	36,434
Amortization of debt issuance costs	175	175	702	702
Provision for doubtful accounts receivable	554	556	1,374	1,325
Non-cash restructuring charges related to office leases	—	—	155	1,023
Goodwill impairment charge	—	—	287,400	—
Tax receivable agreement remeasurement	1,507	(1,134)	(23,470)	(9,717)
Changes in fair value of contingent consideration	302	1,250	302	1,250
Deferred income taxes	1,015	(17,087)	(18,713)	(17,806)
Changes in operating assets and liabilities:
Accounts receivable	(18,559)	(25,676)	811	(13,222)
Prepaid expenses and other assets	(1,348)	(2,681)	(7,156)	(127)
Deferred contract costs	(5,770)	(5,182)	(18,790)	(15,252)
Contingent consideration	—	—	—	(6,400)
Accounts payable, accrued expenses and other liabilities	2,919	(2,694)	1,330	3,138
Deferred revenue	7,533	15,714	(6,580)	12,690
Net cash provided by (used in) operating activities	4,709	(4,220)	41,190	35,579
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(594)	(4,871)	(2,977)	(8,326)
Purchases of short-term investments	(45,595)	(120,695)	(259,208)	(337,961)
Maturities of short-term investments	100,596	57,680	275,426	153,680
Cash paid for acquisitions and investments, net of cash acquired	—	—	(45,023)	(56,296)
Net cash provided by (used in) investing activities	54,407	(67,886)	(31,782)	(248,903)
Cash flows used in financing activities:
Repayments of term loans and delayed draw term loan	(3,438)	(1,719)	(8,594)	(6,875)
Taxes paid related to net share settlement of equity awards	(1,035)	(1,371)	(4,432)	(4,116)
Payment of contingent consideration	—	—	—	(1,100)
Payments under tax receivable agreement	—	—	(246)	—
Payments of equity offering issuance costs	—	(435)	(30)	(1,734)
Member distributions	(1,589)	(5,932)	(12,282)	(12,871)
Net cash used in financing activities	(6,062)	(9,457)	(25,584)	(26,696)
Net increase (decrease) in cash and cash equivalents	53,054	(81,563)	(16,176)	(240,020)
Effect of exchange rate changes on cash and cash equivalents	462	(331)	218	(544)
Cash and cash equivalents, beginning of year	77,460	228,828	146,934	387,498
Cash and cash equivalents, end of year	$130,976	$146,934	$130,976	$146,934
Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$3,684	$3,195	$14,456	$10,443
Income taxes	—	—	136	—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$52,678	$97,296
Working capital adjustment receivable	—	—	145	—
Initial cash investment in prior year	—	—	—	(40,000)
Contingent consideration	—	—	(7,800)	(1,000)
Net cash paid for acquisitions	$—	$—	$45,023	$56,296

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other current liabilities	$47	$1,166	$47	$1,166

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided from operating activities	$4,709	$(4,220)	$41,190	$35,579
Purchases of property, equipment, and other assets	(594)	(4,871)	(2,977)	(8,326)
Interest paid in cash	3,684	3,195	14,456	10,443
Transaction, integration, and restructuring expenses paid in cash (a)	1,521	582	11,032	6,326
Earnout payment (b)	—	—	—	6,400
Other non-core items (c)	1,803	1,947	4,875	6,561
Unlevered Free Cash Flow	$11,123	$(3,367)	$68,576	$56,983

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans announced in the first and third quarters of 2023 and exit costs related to office relocations.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(13,362)	$5,887	$(289,627)	$(24,179)
Add: Income tax provision (benefit)	1,175	(17,044)	(18,553)	(17,698)
Add: Interest expense, net	125	1,483	1,559	8,413
Add: Other expense (income), net	1,982	(863)	(23,179)	(10,579)
Loss from operations	(10,080)	(10,537)	(329,800)	(44,043)
Add: Amortization of intangible assets acquired through business combinations	11,510	11,969	46,099	53,667
Add: Equity-based compensation	13,254	11,424	48,739	36,434
Add: Transaction, integration and restructuring expenses	1,823	1,528	11,489	7,890
Add: Goodwill impairment charge	—	—	287,400	—
Add: Other non-core items	1,803	1,947	4,875	6,561
Adjusted Operating Income	18,310	16,331	68,802	60,509
Less: Interest expense, net	(125)	(1,483)	(1,559)	(8,413)
Less: Recurring income tax benefit (a)	(1,175)	1,197	1,374	1,730
Less: Foreign currency (loss) gain	(475)	(271)	(291)	862
Less: Tax impacts of adjustments to net (loss) income	(5,886)	(5,469)	(21,633)	(19,273)
Adjusted Net Income	$10,649	$10,305	$46,693	$35,415
Shares for Adjusted Net Income Per Diluted Share (b)	155,560,756	154,006,454	154,836,706	153,601,602
Adjusted Net Income Per Diluted Share	$0.07	$0.07	$0.30	$0.23

(a) Non-recurring income tax (benefit) provision items were primarily driven by the impact of changes in the state effective tax rate during the fourth quarter of 2022.
(b) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 163,153,442 and 159,134,761 as of December 31, 2023 and 2022, respectively.

Reconciliation of Adjusted Gross Profit and Margin to GAAP Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$53,419	81%	$50,804	84%	$203,933	81%	$180,028	81%
Amortization of intangible assets acquired through business combinations	2,137	3%	2,401	4%	9,044	4%	15,715	7%
Equity-based compensation costs	267	0%	244	0%	1,097	0%	942	0%
Adjusted gross profit and margin	$55,823	85%	$53,449	88%	$214,074	85%	$196,685	88%

Reconciliation of Adjusted EBITDA to GAAP Net Loss
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(13,362)	(20)%	$5,887	10%	$(289,627)	(115)%	$(24,179)	(11)%
Interest expense, net	125	0%	1,483	2%	1,559	1%	8,413	4%
Income tax provision (benefit)	1,175	2%	(17,044)	(28)%	(18,553)	(7)%	(17,698)	(8)%
Depreciation & amortization	13,001	20%	12,686	21%	51,750	21%	56,904	26%
EBITDA and margin	939	1%	3,012	5%	(254,871)	(101)%	23,440	11%
Other expense (income), net (a)	1,982	3%	(863)	(1)%	(23,179)	(9)%	(10,579)	(5)%
Equity-based compensation (b)	13,254	20%	11,424	19%	48,739	19%	36,434	16%
Transaction, integration, and restructuring expenses (c )	1,823	3%	1,528	3%	11,489	5%	7,890	4%
Goodwill impairment (d)	—	0%	—	0%	287,400	114%	—	0%
Other non-core items (e)	1,803	3%	1,947	3%	4,875	2%	6,561	3%
Adjusted EBITDA and margin	$19,801	30%	$17,048	28%	$74,453	30%	$63,746	29%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to our restructuring plans announced in the first and third quarters of 2023 and impairment and restructuring charges related to office closures and relocations.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Merger and acquisition due diligence and transaction costs	$1,309	$12	$5,419	$1,580
Integration costs	129	266	934	3,765
Fair value adjustment for contingent consideration	302	1,250	302	1,250
Restructuring charges for severance and other separation costs	83	—	4,679	—
Office closure and relocation restructuring charges and impairments	—	—	155	1,295
Total transaction, integration and restructuring expense	$1,823	$1,528	$11,489	$7,890

(d) Goodwill impairment represents a non-cash, pretax, goodwill impairment charge of $287.4 million recorded during the quarter ended September 30, 2023. We experienced a sustained decline in our stock price and market capitalization, which represented a triggering event and required us to perform a goodwill impairment test as of September 30, 2023. As a result of our quantitative impairment test, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded this impairment charge.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity including sales tax accrual charges inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2023 and certain previous years, professional fees related to the filing delay and restatement of our previously issued financial statements filed concurrently with our Quarterly Report on Form 10-Q for the second quarter of 2023, and other non-recurring legal and regulatory matters. Other non-core items also include non-recurring strategic consulting fees associated with a strategic initiative to restructure and transform the Company through commercial and operational reorganization that right sizes the organization as well as professional fees related to financing, capital structure changes, and other non-recurring set-up costs related to public company operations.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Non-core legal and regulatory	$(60)	$1,327	$2,370	$3,696
Consulting fees for non-recurring strategic restructuring	1,977	—	1,977	—
Professional fees for set-up of Up-C, TRA, tax and public company infrastructure	—	435	—	2,467
Other non-core expenses	(114)	185	528	398
Total other non-core items	$1,803	$1,947	$4,875	$6,561